Exhibit 4.2

Form of Stock Certificate for Common Stock of Sailfish Energy Holdings Corporation

Incorporated under the Laws of

the State of Delaware

Number	SAILFISH ENERGY HOLDINGS CORPORATION	Shares

Common Stock

THIS CERTIFIES THAT                              is the registered holder of                              fully paid and nonassessable shares, par value $0.01 per share, of the common stock of Sailfish Energy Holdings Corporation (hereinafter and on the reverse hereof called the “Corporation”), transferable on the books of the Corporation only upon request of the holder hereof in person or of such holder’s attorney, thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender of this Certificate properly endorsed or accompanied by a stock power duly executed.

The Corporation is authorized to issue                              shares of common stock, par value $0. 01.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be directed to the Secretary of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this          day of                             .

Chairman of the Board, President or Vice President	Secretary, Assistant Secretary or Treasurer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor)
under Uniform Gifts to Minors Act of (State)
TEN ENT	– as tenants by the entireties	UNIF TRF MIN ACT	Custodian (Cust) (Minor)
under Uniform Transfers to Minors Act of (State)
JT TEN	– as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                              hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                              Shares evidenced by the within Certificate, and does hereby irrevocably constitute and appoint                              attorney to transfer the said Shares on the books of the within-named Corporation, with full power of substitution in the premises.

Dated
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signatures(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).